STOCK PURCHASE AGREEMENT

                          BY AND BETWEEN

                     JEANETTE ZAMMETTI, ET AL

                               AND

                   BRIDGE VENTURES, INC., ET AL













Dated: January 9, 2001                       Paul & Rosen, LLP
                                             420 Lexington Avenue
                                             Suite 2400
                                             New York, NY 10170

Table of Contents
                                                                     Page
Article I      The Purchase.........................................   1
               1.01  Closing........................................   1
               1.02  Consideration and Exchange.....................   1
               1.03  Good Faith Deposit.............................   1

Article II     Representations of Sellers...........................   1
               2.01  Representations of Sellers.....................   1

Article III    Representations of Purchasers........................   2
               3.01  Representations of Purchasers..................   2

Article IV     Miscellaneous........................................   2
               4.01  Amendment......................................   2
               4.02  Waiver of Compliance; Consents.................   2
               4.03  Survival of Representations and Warranties.....   2
               4.04  Tax Consequences...............................   2
               4.05  Parties in Interest; Assignment................   2
               4.06  Sole Agreement.................................   2
               4.07  Headings.......................................   3
               4.08  Counterparts...................................   3
               4.09  Further Assurances.............................   3
               4.10  Invalidity.....................................   3
               4.11  Applicable Law.................................   3

STOCK PURCHASE AGREEMENT

     This Stock Purchase Agreement (the "Agreement") is made this 9th day of January, 2001, by and between Jeanette Zammetti, et al, ("Sellers"), c/o Paul & Rosen, LLP, 420 Lexington Avenue, Suite 2400, New York, New York 10170 and Bridge Ventures, Inc., et al, located at
                                                             ("Purchasers").

                       W I T N E S S E T H

     WHEREAS, Sellers are the owners of 650,000 common shares ("Shares") of Ready Capital Corp. ("Ready") and desire to sell 650,000 of their shares, and the Purchasers desire to purchase such Shares subject to the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements, provisions and covenants herein contained, the parties hereto agree as follows:

                     ARTICLE I - THE PURCHASE

     1.01 Closing. The closing of the transactions contemplated herein (the "Closing") shall occur at the offices of Paul & Rosen, LLP, 420 Lexington Avenue, Suite 2400, New York, New York 10170, or at such other place as mutually agreeable to the parties, on the earliest practicable date, which date is contemplated to be January 20, 2001 (the "Closing Date"). The Closing Date may be adjourned by either party for a period of twenty days without penalty.

     1.02 Consideration and Exchange. Subject to the terms and conditions set forth in this Agreement, at the Closing, the Sellers shall transfer and convey good, valid and marketable title to 650,000 Shares to Purchasers at a price of fifty-five thousand ($55,000.00) dollars.

     1.03 Good Faith Deposit. Purchasers will pay the sum of twelve thousand five hundred ($12,500.00)dollars as an initial deposit and the balance of forty -two thousand five hundred ($42,500.00) dollars at the Closing.

             ARTICLE II - REPRESENTATIONS OF SELLERS

     2.01 Representations of Sellers. Sellers represent to Purchasers as follows:

          (a)  They are the owners of record of the Shares set forth above.

          (b) They have good and valid title to the Shares free of any claims or liens.

          (c)  They have the right to transfer the Shares unconditionally.

            ARTICLE III - REPRESENTATIONS OF PURCHASERS

     3.01 Representations of Purchasers. Purchasers represent to Sellers as follows:

          (a) Purchasers are aware that the Shares can not be distributed or sold to the public unless a registration statement under the Securities Act is in effect absent the availability of appropriate exemptions under such Act and Laws. Purchasers will not resell or distribute the Shares without complying with those and other applicable laws.

          (b) Purchasers, by acquiring the control of Ready, intend to infuse a new operating company into the entity.


                    ARTICLE IV - MISCELLANEOUS

     4.01 Amendment. To the extent permitted by applicable law, this Agreement may be amended, modified or supplemented provided that any such amendment, modification or supplement shall be in writing and signed by all parties hereto.

     4.02 Waiver of Compliance; Consents. Any failure of any party to comply with any obligation, covenants, agreement or condition, herein may be waived in writing, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

     4.03 Survival of Representations and Warranties. The respective representations of the parties hereto shall survive the Closing Date.

     4.04 Tax Consequences. The parties acknowledge that each of them will be solely responsible, individually for any tax consequences arising from this transaction.

     4.05 Parties in Interest; Assignment. This Agreement and all of the terms and provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party without the prior written consent of the other party.

     4.06 Sole Agreement. This Agreement contains the sole and entire understanding between the parties with respect to the transaction contemplated by this Agreement, and all promises, inducements, offers, solicitations, agreements, representations and warranties heretofore made between such parties are merged into this Agreement.

     4.07 Headings. The descriptive headings of the several articles, sections and paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     4.08 Counterparts. This Agreement may be executed in one or more counterparts, all of which may be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to each of the other parties hereto.

     4.09 Further Assurances. Sellers and Purchasers agree to execute any and all other documents and to take such other action or corporate proceedings as may be necessary or desirable to carry out the terms thereof.

     4.10 Invalidity. The invalidity or unenforceability of any term(s) or condition(s) of this Agreement shall not invalidate, make unenforceable, or otherwise affect any other term(s) or condition(s) of this Agreement, which term(s) or condition(s) shall remain in full force and effect.

     4.11 Applicable Law. This Agreement shall be governed by, and its terms and provisions shall be construed and enforced in accordance with the laws of the State of New York.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf and its corporate seal to be hereunto affixed by its officers thereunto duly authorized, all as of the day and year first above written.


SELLERS:                              PURCHASERS:

                                      Bridge Ventures, Inc.

Jeanette Zammetti                        Harris Freedman
Jeanette Zammetti, individually       By:Harris Freedman
and as attorney in fact


Irene Fascianella                     Dutchess Foundation
Irene Fascianella

                                      By:
Vincent R. Polimeni
Vincent R. Polimeni